EXHIBIT 1
JOINT FILING AGREEMENT
          In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Lawson Software, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filings.
          The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.
          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
[Signature Page Follows]

     In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 5th day of May, 2006.

Tennenbaum Capital Partners, LLC, a Delaware limited liability company

By: Tennenbaum & Co., LLC
Its: Managing Member

Tennenbaum & Co., LLC, a Delaware limited liability company

Each of the above by:

By: /s/ David A. Hollander
Name: David A. Hollander, acting under Power of Attorney for Michael E. Tennenbaum
Its: Managing Member

MICHAEL E. TENNENBAUM

By: /s/ David A. Hollander
Name: David A. Hollander, acting under Power of Attorney for Michael E. Tennenbaum